NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
[page 1]

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on April 25, 2018.

NORTHWESTERN CORPORATION	Meeting Information

Meeting Type: Annual Meeting
For holders as of: February 26, 2018
Date: April 25, 2018
Time: 10:00 a.m. Mountain Daylight Time

Location: NorthWestern Energy
                  Montana Operational Support Office
                  11 East Park Street
                  Butte, Montana 59701

NORTHWESTERN CORPORATION 3010 W. 69TH STREET SIOUX FALLS, SD 57108 [stockholder name and address]
You are receiving this communication because you hold shares in NorthWestern Corporation.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
[page 2]

- Before You Vote -
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT WITH FORM 10-K WRAP

How to View Online:
Have the information that is printed in the box marked by the arrow è XXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
            1) BY INTERNET:        www.proxyvote.com
            2) BY TELEPHONE:    1-800-579-1639
            3) BY E-MAIL*:             sendmaterial@proxyvote.com

*If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow è XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 10, 2018 to facilitate timely delivery.

- How to Vote -
Please Choose One of the Following Voting Methods

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow è XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.
Vote by Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.
Vote in Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
[page 3]

Voting Items
The Board of Directors recommends that you vote FOR the following nominees:
1. Election of Directors Nominees:
01) Stephen P. Adik 02) Anthony T. Clark 03) Dana J. Dykhouse 04) Jan R. Horsfall	05) Britt E. Ide 06) Julia L. Johnson 07) Linda G. Sullivan 08) Robert C. Rowe
The Board of Directors recommends that you vote FOR Proposal 2:
2. Ratification of Deloitte & Touche LLP as the independent registered public accounting firm for 2018.
The Board of Directors recommends that you vote FOR Proposal 3:
3. Advisory vote to approve named executive officer compensation.
The Board of Directors recommends that you vote FOR Proposal 4:
4. Transaction of any other matters or business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting.